EXHIBIT 1.5

          AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              ARTISAN FUNDS, INC.

     The undersigned Chief Executive Officer of Artisan Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Business Corporation Law and Article IV of the Corporation's Amended and Restated Articles of Incorporation, as amended (the "Restated Articles"), the following Amendment was duly adopted to create Artisan Small Cap Value Fund as an additional class of common stock:

     "Article IV is hereby amended by deleting Section A of Article IV in its entirety and replacing it with the following:

     'A. The Corporation is authorized to issue 50,000,000,000 shares of common stock, $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:

                                                         Authorized Number
                                                             of Shares
Class                         Series
                                                          ----------------
-----                         ------
Artisan Small Cap Fund                                     5,000,000,000

Artisan International Fund    International Shares         5,000,000,000
Artisan International Fund    International
                               Institutional Shares        5,000,000,000
Artisan Mid Cap Fund                                       5,000,000,000
Artisan Small Cap Value Fund                               5,000,000,000

     The remaining 25,000,000,000 shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph:"

     This Amendment to the Restated Articles was adopted by the Board of Directors of the Corporation on June 5, 1997 in accordance with Sections
180.1002 and 180.0602(1)(a) without shareholder approval. Prior to this Amendment, no shares of the Artisan Small Cap Value Fund have been issued.

          Executed in duplicate this 5th day of June, 1997

                                ARTISAN FUNDS, INC.

                                By: /s/ Andrew A. Ziegler
                                    ----------------------
                                    Andrew A. Ziegler
                                    Chief Executive Officer

This instrument was drafted by:

Scott A. Moehrke
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202